FOR IMMEDIATE RELEASE

NATIONAL HOLDINGS CORPORATION AND vFINANCE, INC.
ANNOUNCE COMPLETION OF MERGER

Company Completes $3.0 Million Private Placement

New York, New York and Boca Raton, Florida - July 1, 2008 - National Holdings Corporation (OTCBB: NHLD.OB) (“National”) and vFinance, Inc. (OTCBB: VFIN.OB) (“vFinance”), full service investment banking companies, today announced the completion of the merger between the two companies. The combined company will continue to operate its three separate broker-dealers under the existing names of National Securities Corporation, vFinance Investments, Inc. and EquityStation, Inc. In addition, concurrent with the completion of the merger, National closed on a $3.0 million private placement consisting of a Convertible Note and a Warrant with St. Cloud Capital Partners II, L.P.

“This strategic combination and complementary skill set mix of National and vFinance will enhance our growth opportunities as a middle market financial services firm”, stated Leonard Sokolow, Vice Chairman and President of National. “The additional capital we have raised will also enhance the financial strength of the merged companies”.

“We are pleased that the merger is now complete and our consolidated companies financially stronger”, said Mark Goldwasser, Chairman and Chief Executive Officer of National. “As we travel down our path of strategic growth we hope to take advantage of the opportunities we continue to see in the financial market place.”

In conjunction with the merger, National is issuing shares of common stock in National for all outstanding vFinance common shares. For each share of vFinance stock owned, vFinance stockholders will receive 0.14 shares in National representing in the aggregate approximately 40% of National.

About St. Cloud Capital Partners

St. Cloud Capital Partners II, L.P. (“St. Cloud”), is a Los Angeles, California based private mezzanine investment fund formed in May 2007 that invests in debt and equity securities of lower middle market companies. Marshall S. Geller, the Co-Founder and Senior Managing Partner of St. Cloud, is a member of National’s board of directors. Robert W. Lautz, Jr., a managing director of St. Cloud, has joined National’s board of directors.

About National

National Holdings Corporation is a holding company that operates through its wholly owned subsidiaries, including National Securities Corporation, National Asset Management, Inc. and National Insurance Corporation. National Securities conducts a full service national brokerage and investment banking business and is registered with the SEC, and a member of FINRA and SIPC. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information about National, please visit its website at www.nationalsecurities.com.

About vFinance

vFinance specializes in high growth opportunities. vFinance’s three principal lines of business are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 3,500 micro and small-cap stocks and providing liquidity in the United States Treasury marketplace. In addition to vFinance’s core business, it offers information services on its website. vFinance Investments, Inc. and EquityStation, Inc., are broker-dealers registered with the SEC, members of FINRA and SIPC. vFinance Investments is also a member of the NFA. For more information about vFinance, please visit its website at www.vfinance.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by vFinance and National from time to time in its filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. vFinance and National undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with clients and employees; fluctuations in the capital markets which may impact on each of National’s and vFinance’s business; the risk that certain key employees may choose to leave National or vFinance in connection with the transaction. Additional factors that could cause National's and vFinance's results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K of National and 2007 Annual Report on Form 10-K of vFinance filed with the SEC and available at the SEC's website (www.sec.gov).

CONTACTS:

Mark Goldwasser	Leonard J. Sokolow
Chairman and Chief Executive Officer	Vice Chairman and President
Tel: 212-417-8210	Tel: 561-981-1005